Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2023, relating to the consolidated financial statements of bioAffinity Technologies, Inc. which are contained in the bioAffinity Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC

New York, New York

October 18, 2023